        EXHIBIT 2.1

                              SHAREHOLDER AGREEMENT


        THIS AGREEMENT is made and entered into as of May 31, 2000, between Sanmina Corporation, a Delaware corporation ("SANMINA"), and the undersigned Shareholder (the "Shareholder") of Essex AB, a limited liability company organized under the laws of Sweden (the "Company"). All capitalized terms used and not otherwise defined herein shall have the meanings given them in that certain Share Acquisition Agreement dated as of May 31, 2000 by and among SANMINA, Essex Acquisition Subsidiary, Inc. and the other Shareholders of the Company (the "Share Acquisition Agreement"). Each Shareholder of the Company (collectively, the "Shareholders") is entering into a Shareholder Agreement with SANMINA.


                                    RECITALS:


        Pursuant to the Share Acquisition Agreement, SANMINA will acquire from the Shareholders all of the issued and outstanding common stock of the Company in exchange for shares of Common Stock, $0.01 par value, of SANMINA (the "SANMINA Shares"). The SANMINA Shares to be issued have not been registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), in reliance upon the exemptions from registration provided by Regulation S and/or Section 4(2) of the U.S. Securities Act, and accordingly such shares constitute "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act.

        In consideration of SANMINA's purchase of the Shareholder's shares of common stock of the Company, Shareholder has agreed to enter into this Agreement.

        In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

        1. Restricted Shares; Legend.

            1.1 SANMINA Shares. Shareholder will not make any sale, transfer or other disposition of the SANMINA Shares, unless (i) there is in effect a registration statement under the U.S. Securities Act covering the proposed transfer; (ii) such proposed transfer is within the limitations of and in compliance with the terms and provisions of Rule 144 under the U.S. Securities Act; (iii) such proposed transfer is effected outside of the United States (as such term is defined in Regulation S under the U.S. Securities Act) in accordance with Rule 903 or 904 under The U.S. Securities Act; (iv) SANMINA receives an unqualified written opinion of legal counsel addressed to SANMINA and in form and substance reasonably satisfactory to SANMINA's counsel, to the effect that the proposed transfer of SANMINA Shares may be effected without registration under the U.S. Securities Act.


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            1.2 Each certificate for SANMINA Shares shall be stamped or otherwise imprinted with a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN RULE 901 OF REGULATION S OF THE U.S. SECURITIES ACT AT ANY TIME PRIOR TO ONE
        (1) YEAR AFTER MAY 31, 2000 EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933."


            1.3 In connection with the limitations on disposition with respect to the SANMINA Shares contained in this Agreement, SANMINA will issue stop transfer instructions to its transfer agent with respect to such shares.

            1.4 Shareholder understands that SANMINA is under no obligation to register the sale, transfer or other disposition of the SANMINA Shares except as set forth in this Agreement.

            1.5 In connection with any sales by Shareholder of SANMINA Shares in compliance with the limitations on disposition set forth in this Agreement, except for sales made in accordance with Regulation S under The Securities Act, SANMINA agrees to notify its transfer agent that the legend set forth in Section
1.2 may be removed from such SANMINA Shares being sold by Shareholder at the time of such sales.

        2. Shareholder's Representations. Shareholder represents, warrants and covenants to SANMINA that:

            2.1 Shareholder understands that the SANMINA Shares to be issued under the Share Acquisition Agreement have not been registered under the U.S. Securities Act on the basis that the sale and issuance of securities thereunder is exempt from such registration pursuant to the provisions of Regulation S and/or Section 4(2) under the U.S. Securities Act, and that SANMINA's reliance on such exemptions is based on Shareholder's representations set forth herein and in the Investor Questionnaire attached hereto as Exhibit A.

            2.2 By executing this Agreement, Shareholder further represents that Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the SANMINA Shares to be issued under the Share Acquisition Agreement.



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

            2.3 Shareholder understands that the SANMINA Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act and that such shares may not be sold, transferred or otherwise disposed of without registration under the U.S. Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the U.S. Securities Act, such shares must be held indefinitely.

            2.4 Shareholder acknowledges that he is aware of Rule 144 under the U.S. Securities Act ("Rule 144"), which permits limited public resales of "restricted securities" subject to the satisfaction of certain conditions. Shareholder understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold and limitations on the amount of securities to be sold and the manner of sale. Shareholder acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the U.S. Securities Act, or an exemption from registration will be required for any disposition of the SANMINA Shares. Shareholder understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

            2.5 Shareholder has consulted his own legal and tax advisors regarding the consequences of the transaction contemplated by the Share Acquisition Agreement and acknowledges that he is not relying upon, nor has he received, any legal or tax advice from SANMINA or its legal counsel or accountants.

            2.6 Shareholder is aware of SANMINA's business and financial condition and has sufficient information about SANMINA to reach an informed and knowledgeable decision to acquire the SANMINA Shares in the transaction contemplated by the Share Acquisition Agreement. Shareholder acknowledges he has had access to copies of SANMINA's SEC Documents, and that he has had the opportunity to receive additional information concerning SANMINA. Shareholder further represents that he has had an opportunity to ask questions and receive answers from SANMINA regarding the business and financial condition of SANMINA.

            2.7 No Sale to U.S. Persons. Unless and until the SANMINA stock is registered pursuant to Section 3, Shareholder will not sell, transfer or otherwise dispose of shares of SANMINA Stock to a U.S. Person as that term is defined in Rule 901 of Regulation S of the U.S. Securities Act (a "U.S. Person") for a period of one (1) year after the Closing Date.

            2.8 Not a U.S. Person. Neither Shareholder nor any person for the account of whom Shareholder is acting is a "U.S. Person" as that term is defined in Rule 901 of Regulation S of the U.S. Securities Act, including but not limited to: (i) a natural person resident in the United States (which term includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia; (ii) a partnership or corporation organized or


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

incorporated under the laws of the United States; (iii) the estate of which any executor or administrator is a U.S. Person; or (iv) any trust of which any trustee is a U.S. Person.

            2.9 The residency of Shareholder is correctly set forth on Schedule 1 to the Acquisition Agreement.

            2.10 Shareholder has completed the Questionnaire attached hereto as Exhibit A to the best of his knowledge. Shareholder agrees to complete and execute the Questionnaire attached hereto as Exhibit B as promptly as possible after receipt from SANMINA of the draft of the Form S-3 registration statement contemplated to be filed as set forth in Section 4 of this Agreement, and in any case, prior to SANMINA's filing of such Form S-3.

        3. Transfers of SANMINA Shares. With respect to any disposition or attempted disposition of any SANMINA Shares, Shareholder will comply with the following:

            3.1 With respect to any sale of SANMINA Shares made pursuant to Rule 144, Shareholder will provide SANMINA with copies of appropriate documentation evidencing compliance with Rule 144.

            3.2 With respect to a proposed disposition of SANMINA Shares not registered under the U.S. Securities Act and other than pursuant to Rule 144 or Regulation S, Shareholder will give prior written notice to SANMINA describing the manner and circumstances of the proposed disposition in sufficient detail to enable SANMINA to evaluate whether the proposed disposition of such shares satisfies the requirements of the U.S. Securities Act and this Agreement. Upon receipt of such written notice, SANMINA shall promptly notify Shareholder either
(i) that the SANMINA Shares may be disposed of in the manner and under the circumstances described, or (ii) that on the basis of the information provided, the SANMINA Shares may not be disposed of prior to the receipt by SANMINA of an opinion of counsel reasonably satisfactory to SANMINA and its counsel to the effect that the proposed disposition of SANMINA Shares may be effected without registration under the U.S. Securities Act.

            3.3 With respect to a disposition of SANMINA Shares registered under the U.S. Securities Act, Shareholder will dispose of such Common Stock as provided in the Form S-3 registration statement.

        4. Registration Rights.

            4.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                (a) The term "Commission" means the U.S. Securities and Exchange Commission;

                (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended;


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

                (c) The term "Form S-3" means such form under the U.S. Securities Act as in effect on the date hereof or any registration form under the U.S. Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by SANMINA with the Commission;

                (d) The terms "register", "registered" and "registration" refer to preparing and filing a registration statement covering the resale of the SANMINA Shares in compliance with the U.S. Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                (e) The term "Registrable Securities" means the SANMINA Shares issued to Shareholder pursuant to the Acquisition Agreement, and any other shares of SANMINA Common Stock issued in respect thereof by way of a stock dividend, stock split, recapitalization or similar distribution; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the U.S. Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

                (f) The term "Restricted Securities" means the SANMINA Shares required to bear the legend set forth in Section 1.2 hereof; and

                (g) The term "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended.

               4.2 Registration on Form S-3. SANMINA hereby agrees that, subject to Section 4.6, (i) within fifteen (15) days after the Closing Date, SANMINA will use its commercially reasonable efforts to file a registration statement to register shares representing all of the Registrable Securities issued to Shareholder pursuant to the Acquisition Agreement, and will use efforts to have such registration statement become effective and to keep such registration statement effective for the lesser of two (2) years (unless extended by a number of days equal to the number of days that the registration statement is postponed or discontinued under subparagraphs (a) and (b) below) or until Shareholder has informed SANMINA in writing that the distribution of all of such securities has been completed; provided, however, that, Shareholder agrees, by acquisition of the SANMINA Shares, that:

                (a) Upon receipt of any notice from SANMINA of (i) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 4, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that, in the judgment of SANMINA's Board of Directors, it is


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advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about SANMINA that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then Shareholder will forthwith discontinue, for a period not to exceed thirty
(30) days, disposition of such SANMINA Shares covered by such registration statement or prospectus until it is advised in writing by SANMINA that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. SANMINA may exercise its right to discontinue the disposition of SANMINA Shares under this Section 4.2(a) on up to two occasions in any twelve month period. SANMINA shall use its reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable. In the event of the discontinuance of use of the registration statement pursuant to this paragraph, the time period during which SANMINA is obligated to maintain the effectiveness of such registration statement pursuant to this Agreement shall be tolled for the duration of the period during which the Shareholder discontinued the disposition of the SANMINA Shares covered by such registration statement.

                (b) Shareholder shall provide all such information and materials to SANMINA and take all such action as may be required in order to permit SANMINA to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of SANMINA pursuant to this Agreement.

                (c) To the extent that Shareholder is an employee or consultant of SANMINA or the Company and is subject to such policy at the time of Shareholder's securities transaction, Shareholder shall abide by SANMINA's internal trading policy as in effect from time to time.

            4.3 Registration and Selling Expenses. For purposes of this Section 4, "Registration Expenses" means all expenses incurred in connection with the registration or qualification of the SANMINA Shares pursuant to this Section 4, including, without limitation, all registration, filing and qualification fees, printing expenses, transfer agent and registration fees, and fees and disbursements of counsel for SANMINA. "Selling Expenses" means all underwriting discounts and commissions or broker fees and commissions applicable to the sale of Registrable Securities, and any fees and disbursements of counsel to Shareholder in connection with the registration and sale of such securities. All Registration Expenses incurred in connection with the registration of the SANMINA Shares pursuant to Section 4.2 will be borne by SANMINA, and all Selling Expenses will be borne by Shareholder.

            4.4 Information by Shareholder. Shareholder will furnish to SANMINA such information regarding Shareholder and the distribution of the SANMINA Shares as SANMINA may reasonably request in connection with the registration referred to in this Section 4.

            4.5 Transfer of Registration Rights. The registration rights granted to Shareholder under this Section 4 are solely for the benefit of Shareholder and are not transferable to any other person or entity, except a transfer by operation of law to his heirs and successors; provided, however, that the registration rights are transferable to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member


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

or retired member of a Shareholder, or is an affiliate or donee of such Shareholder, including without limitations, any partnership or other entity of which any affiliate of such Shareholder is a general partner or over which such Shareholder has investment discretion, or any employee of any of the foregoing or (b) is a Shareholder's family member or trust for the benefit of an individual Shareholder; provided further that (i) the transferor shall, within ten (10) days after such transfer, furnish to SANMINA written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

            4.6 Termination of Registration Rights. The rights granted to Shareholders pursuant to Section 4.2 hereof shall terminate as to each Shareholder on the date that all Registrable Securities held by such Shareholder may be sold under Rule 144(k) during any 90-day period.

        5. Obligations of SANMINA.

            5.1 Subject to the limitations of Sections 2, 3 and 4 above, SANMINA shall (i) prepare and file with the Commission the Form S-3 registration statement in accordance with Section 4.2 hereof with respect to the shares of Registrable Securities; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the U.S. Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement for the lesser of two (2) years (unless in either case extended by that number of days equal to the number of days that use of the registration statement is discontinued as set forth herein) or (b) until Shareholder has informed SANMINA in writing that the distribution of all of Shareholder's securities has been completed; (iii) furnish to Shareholder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the U.S. Securities Act, and such other documents as Shareholder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while SANMINA shall be required under the provisions hereof to cause the registration statement to remain current; and
(iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Shareholder shall reasonably request (provided that SANMINA shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and to keep such registrations or qualifications in effect for so long as such registration statement remains in effect.

            5.2 SANMINA shall notify Shareholder, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any


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

proceedings for that purpose, (D) of the receipt by SANMINA of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. SANMINA may, upon the happening of any event (i) of the kind described in clauses B, C, D, or E hereof, or (ii) that, in the good faith judgment of SANMINA's Board of Directors, renders it advisable to suspend use of the prospectus for no more than thirty (30) days due to pending corporate developments, public filings with the Commission or similar events, suspend use of the prospectus on written notice to Shareholder, in which case Shareholder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Shareholder or until Shareholder is advised in writing by SANMINA that the use of the applicable prospectus may be resumed. SANMINA shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. SANMINA shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable time. SANMINA shall, upon the occurrence of any event contemplated by clause E above, promptly prepare and furnish to Shareholder a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated herein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            5.3 SANMINA shall furnish, at the request of the Shareholder on the date that the registration statement with respect to such securities becomes effective (or, if such registration statement involves an underwritten public offering, on the date of the closing as provided in the applicable underwriting agreement), (i) an opinion, dated as of such date, of the counsel representing SANMINA for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Shareholder, addressed to the Shareholder, and (ii) a letter dated as of such date, from the independent certified public accounts of SANMINA, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering and reasonably satisfactory to the Shareholder, addressed to the Shareholder.

            5.4 In connection with any offering of shares of Registrable Securities registered on Form S-3 pursuant to this Agreement, SANMINA shall instruct the transfer agent and registrar of the



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

SANMINA Common Stock to remove the restricted legend and release any stop transfer orders with respect to the shares of Registrable Securities being sold.

            5.5 SANMINA shall promptly apply for listing on the Nasdaq National Market (or on such market as shares of SANMINA common stock are currently trading) the shares of Registrable Securities registered on Form S-3 pursuant to this Agreement.

            5.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, SANMINA agrees to use its reasonable efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the U.S. Securities Act; and

                (b) File with the Commission in a timely manner all reports and other documents required of SANMINA under the U.S. Securities Act and the Exchange Act.

        6. Availability of Form S-3. SANMINA represents that it believes it is currently eligible to utilize Form S-3 for registration of the SANMINA Shares.

        7. Indemnification.

            7.1 Indemnification by SANMINA. SANMINA will indemnify Shareholder and each person controlling Shareholder, and each person who participates as an underwriter in the offering or sale of such securities and each person, if any, who controls such underwriter within the meaning of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to registration pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by SANMINA of any rule or regulation promulgated under the U.S. Securities Act or state securities laws applicable to SANMINA in connection with any such registration, and, subject to
Section 7.3, will reimburse Shareholder, and each person controlling Shareholder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that SANMINA will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to SANMINA by Shareholder or controlling person and stated to be specifically for use therein, SANMINA shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability ( or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting the existence of an untrue statement


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

or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement shall remain in full force and effect regardless of any investigation made by or on behalf of Shareholder or controlling person and shall survive the transfer of such securities by Shareholder.

            7.2 Indemnification by Shareholder. Shareholder will indemnify SANMINA, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of SANMINA's securities covered by such a registration statement, each person who controls SANMINA or such underwriter within the meaning of Section 15 of the U.S. Securities Act, and each other Shareholder and each person controlling such other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to registration pursuant to this Agreement or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 7.3, will reimburse SANMINA, such other Shareholders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to SANMINA by Shareholder and stated to be specifically for use therein; provided, however, that the obligations of Shareholder hereunder shall be several and not joint and shall be limited to an amount equal to the respective net proceeds (after expenses and commissions) from the sale of Registrable Securities by Shareholder as contemplated herein.

            7.3 Defending Claims. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which


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

consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.

            7.4 Contribution: If the indemnification provided for in this
Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, the gross proceeds received by each such party from the sale of Registrable Securities in the manner contemplated hereby. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any party.

            7.5 Survival of Obligations. The obligations of SANMINA and Shareholder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

        8. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or notice by telecopier, on the date of such delivery or transmission, (B) in the case of overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the mail containing such communication is posted:

        To SANMINA:          2700 North First Street
                             San Jose, CA 95134
                             Attention: Randy Furr, President and Chief
                                        Operating Officer
                             Telephone No.: (408) 964-3500
                             Facsimile No.: (408) 964-3636

        To Shareholder:      ___________________________________
                             ___________________________________
                             ___________________________________
                             ___________________________________
                             ___________________________________

        9. Miscellaneous.

            9.1 This Agreement shall be binding upon and shall inure to the benefit of SANMINA and Shareholder and their respective successors in interest.

            9.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., regardless of the laws that might otherwise govern under applicable principles of conflict laws thereof.

            9.3 This Agreement may be executed in counterparts, and all of such counterparts, taken together, shall constitute a single instrument.

            9.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement or any term hereof may only be amended, waived or discharged by a written instrument signed by SANMINA and Shareholder.

            9.5 By their execution of this Agreement, Shareholder hereby accepts and approves of the designation of the Shareholder Representative (as defined in the Share Acquisition Agreement) and to the provisions set forth in the Share Acquisition Agreement regarding indemnification and whereby the liability of the Shareholder Representative is limited for any act done or omitted hereunder as Shareholder Representative while acting in a manner he believes in good faith to be in the best interests of the Shareholders.

        IN WITNESS WHEREOF, SANMINA and Shareholder hereto have executed this Agreement as of the day and year first above written.


                                                   SANMINA CORPORATION

                                                   By:__________________________
                                                       Name:
                                                       Title:


                                                   SHAREHOLDER

                                                   By:__________________________
                                                       Name













                    [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]



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